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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to the registration statement on Form N-2 (No. 333-109055) of our report dated September 19, 2003, relating to the financial statement of Technology Investment Capital Corp., which is incorporated by reference in such Registration Statement.


/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
November 21, 2003